UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2025

CALIDI BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40789	86-2967193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4475 Executive Drive, Suite 200, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(858) 794-9600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.0001 per share	CLDI	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 20, 2025, Calidi Biotherapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc., as representative of the various underwriters named under Schedule I therein (“Representative” or “Underwriter”), in connection with the issuance and sale (the “Offering”) of: (i) 1,922,764 common stock units (“Common Stock Unit”), which includes the 450,000 Common Stock Units purchased pursuant to the exercise, in full, of the Over-Allotment Option and (ii) 1,528,000 pre-funded warrant units (“Pre-Funded Unit”), resulting in gross proceeds of approximately $6.9 million, before deducting underwriting discounts and commissions and other estimated offering expenses. The Company intends to use the proceeds from the sale of its securities for working capital and general corporate purposes, pre-clinical studies and clinical trial preparation. In connection with the Offering the Company also issued to the Representative (or its designees) certain warrants (the “Representative’s Warrants”) to purchase up to 172,538 shares of Common Stock. The Representative’s Warrants have an exercise price of $3.00, are immediately exercisable and will expire on August 20, 2030.

Each Common Stock Unit consisted of (i) one share of common stock of the Company, par value $0.0001 (the “Common Stock”), and (ii) one Series I warrant (the “Common Warrant”) and each Pre-Funded Unit consisted of (i) one pre-funded warrant (the “Pre-Funded Warrants”) and (ii) one Common Warrant. Each Common Stock Unit was sold to the public at a price of $2.00 per Common Stock Unit and each Pre-Funded Unit was sold to the public at a price of $1.999 per Pre-Funded Unit (which represents the public offering price of each Common Stock Unit less the $0.001 per share nominal exercise price for each Pre-Funded Warrant). Each Common Warrant is immediately exercisable, entitles the holder to purchase one share of Common Stock at an exercise price of $2.00 per share and expires five years from the date of issuance. Each Pre-Funded Warrant is immediately exercisable, entitles the holder to purchase one share of Common Stock and may be exercised at any time until exercised in full. The Common Stock and accompanying Common Warrants included in each Common Stock Unit were issued separately, and the Pre-Funded Warrants and the accompanying Warrants included in each Pre-Funded Unit were issued separately. A holder of the Common Warrants or the Pre-funded Warrants (together with its affiliates) may not exercise any portion of the Common Warrant or Pre-Funded Warrant to the extent that the holder would own more than 4.99% (or 9.99%, 14.99% or 19.99% at the election of the holder) of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may elect to increase such holding.

The Common Stock Units; the Pre-Funded Units; the shares of Common Stock comprising the Common Stock Units; the Common Warrants; the Pre-Funded Warrants; the shares of Common Stock issuable upon exercise of the Common Warrants and the Pre-Funded Warrants; the Representative’s Warrants and the shares of Common Stock issuable upon exercise of the Representative’s Warrants are collectively referred to herein as the “Securities.” The Securities were offered by the Company pursuant to a registration statement on Form S-1 (File No. 333- 289670), which was declared effective by the Securities Exchange Commission on August 20, 2025. A final prospectus in relation to the Offering was filed by the Company with the SEC on August 21, 2025. The Offering closed on August 21, 2025 (the “Closing Date”).

On the Closing Date, the Company also entered into a warrant agency agreement (the “Warrant Agency Agreement”) with Equiniti Trust Company, LLC., as warrant agent (the “Warrant Agent”). The Warrant Agency Agreement sets forth certain terms and conditions with respect to the Warrant Agent’s service as warrant agent for the Warrants.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the various underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. Pursuant to the terms of the Underwriting Agreement, and subject to certain exceptions as set forth therein, until sixty (60) days following the Closing Date, the Company has agreed not to issue (or enter into any agreement to issue) any shares of Common Stock or Common Stock equivalents. The Company has further agreed not to enter into an agreement involving a variable rate transaction until six (6) months following the Closing Date, provided however that the prohibition on “at-the-market offerings” and the issuance of common stock pursuant to an equity line of credit shall expire on the six-month anniversary of the closing date of this Offering, and subject to certain exceptions. In addition, each of the Company’s directors and executive officers have entered into lock-up agreements pursuant to which each of them has agreed not to, for a period of ninety (90) days, from the closing of the Transactions, offer, sell, transfer or otherwise dispose of the Company’s securities, subject to certain exceptions.

The foregoing does not purport to be a complete description of each of the Underwriting Agreement, the Common Warrants, the Pre-Funded Warrants, the Representative’s Warrants and the Warrant Agency Agreement, and each is qualified in its entirety by reference to the full text of each of such document, the forms of which are filed as Exhibits 1.1, 4.1, 4.2, 4.3 and 10.1, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference. The final executed Underwriting Agreement and Warrant Agency Agreement will be filed by the Company in its quarterly filing on Form 10-Q for the quarter ended September 30, 2025.

Item 8.01 Other Events.

On August 20, 2025, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

On August 21, 2025, the Company issued a press release announcing the closing of the Offering. A copy of the press release is furnished as Exhibit 99.2 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated August 20, 2025 (incorporated herein by reference to Exhibit 1.1 to Form S-1 filed with the SEC on August 15, 2025).
4.1	Form of Pre-funded Warrant (incorporated herein by reference to Exhibit 4.21 to Form S-1 filed with the SEC on August 15, 2025).
4.2	Form of Series I Common Warrant (incorporated herein by reference to Exhibit 4.20 to Form S-1 filed with the SEC on August 15, 2025).
4.3	Form of Representative Warrant (incorporated herein by reference to Exhibit 4.22 to Form S-1 filed with the SEC on August 15, 2025).
10.1	Form of Warrant Agency Agreement (incorporated herein by reference to Exhibit 4.23 to Form S-1 filed with the SEC on August 15, 2025).
99.1	Pricing Press Release dated August 20, 2025.
99.2	Closing Press Release dated August 21, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIDI BIOTHERAPEUTICS, INC.
Dated: August 22, 2025
	By:	/s/ Andrew Jackson
	Name:	Andrew Jackson
	Title:	Chief Financial Officer